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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
SEPTEMBER 10, 2003


                      LIBERTY MEDIA CORPORATION COMMENTS ON
                  FINANCIAL OUTLOOK FOR STARZ ENCORE GROUP LLC

ENGLEWOOD, Colorado - Liberty Media Corporation (NYSE: L, LMC.B) today provided an update on the financial outlook for its wholly-owned subsidiary Starz Encore Group LLC.

Starz Encore estimates that its 2004 programming expense will increase between $175 and $225 million over amounts expensed in 2003. Such increases are based on the expected box office performance of movie titles that will become available to Starz Encore during that time period through its output arrangements with various movie studios. In addition, Starz Encore expects increases in the overall number of titles to be utilized on its programming services, a higher cost per title for movie titles under its license agreements that will be effective beginning in 2004 and amortization of deposits previously made under the output agreements.

Due to the continued uncertainty surrounding Starz Encore's litigation with Comcast Corporation, the percentage of increased programming costs that would otherwise be eligible to be passed through to Comcast under the affiliation agreement with AT&T Broadband cannot be recorded as revenue as collectibility is not reasonably assured. Accordingly, unless this litigation is favorably resolved, or Starz Encore is able to generate offsetting increases in revenues or reductions in other costs, these increased programming costs are expected to result in a direct reduction to Starz Encore's operating income in 2004. Starz Encore expects that programming costs in 2005 will approximate amounts in 2004.

These estimates are subject to a number of assumptions that could change depending on the movie titles actually becoming available to Starz Encore and their ultimate box office performance. Accordingly, the actual amount of cost increases experienced by Starz Encore may differ from the amounts noted above.

Starz Encore is vigorously contesting claims made by Comcast as well as vigorously prosecuting its own claims against Comcast. Starz Encore believes that it will succeed in obtaining a judgment against Comcast in its proceedings. However, the litigation is at an early stage and it is, therefore, not possible to predict with a high degree of certainty the outcome of the litigation and there can be no assurance that the litigation will ultimately be resolved in favor of Starz Encore.

Liberty Media Corporation (NYSE: L, LMC.B) owns interests in a broad range of video programming, broadband distribution, interactive technology services and communications businesses. Liberty Media and its affiliated companies operate in the United States, Europe, South America and Asia with some of the world's most recognized and respected brands, including Encore, STARZ!, Discovery, IAC/InterActiveCorp, QVC, Court TV and Sprint PCS.

CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF LIBERTY MEDIA CORPORATION AND SUBSIDIARIES OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, AMONG OTHERS: THE RISKS AND FACTORS DESCRIBED IN THE PUBLICLY FILED DOCUMENTS OF LIBERTY MEDIA CORPORATION, INCLUDING THE MOST RECENTLY FILED FORM 10-K OF LIBERTY MEDIA CORPORATION; GENERAL ECONOMIC AND BUSINESS CONDITIONS AND INDUSTRY TRENDS INCLUDING IN THE ADVERTISING AND RETAIL MARKETS; THE CONTINUED STRENGTH OF THE INDUSTRIES IN WHICH WE OPERATE;


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UNCERTAINTIES INHERENT IN PROPOSED BUSINESS STRATEGIES AND DEVELOPMENT PLANS;
RAPID TECHNOLOGICAL CHANGES; FUTURE FINANCIAL PERFORMANCE, INCLUDING AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL; AVAILABILITY OF QUALIFIED PERSONNEL; CHANGES IN, OR THE FAILURE OR THE INABILITY TO COMPLY WITH, GOVERNMENT REGULATION, INCLUDING, WITHOUT LIMITATION, REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION, AND ADVERSE OUTCOMES FROM REGULATORY PROCEEDINGS; CHANGES IN THE NATURE OF KEY STRATEGIC RELATIONSHIPS WITH PARTNERS AND JOINT VENTURERS; COMPETITOR RESPONSES TO LIBERTY MEDIA CORPORATION'S PRODUCTS AND SERVICES, AND THE OVERALL MARKET ACCEPTANCE OF SUCH PRODUCTS AND SERVICES, INCLUDING ACCEPTANCE OF THE PRICING OF SUCH PRODUCTS AND SERVICES. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. LIBERTY MEDIA CORPORATION EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN LIBERTY MEDIA CORPORATION'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.


Contact:

Mike Erickson
Liberty Media Corporation
(877) 772-1518